EXHIBIT 23.2

Consent of independent registered public accounting firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Aeterna Zentaris Inc. of our report dated March 24, 2021 relating to the consolidated financial statements, which appears in Aeterna Zentaris Inc.’s Annual Report on Form 40-F for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

March 24, 2021

PricewaterhouseCoopers LLP

PwC Tower, 18 York Street, Suite 2600, Toronto, Ontario, Canada M5J 0B2

T: +1 416 863 1133, F: +1 416 365 8215, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.